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                                                           EXHIBIT 23



                       INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Fleet Financial Group, Inc.

We consent to incorporation by reference in the registration statements (Nos. 33-19425, 33-22045, 33-48818, 33-56061, 33-57501, 33-57677, 33-62367,
33-58933, 33-64635, 33-59139, 333-16037 and 333-44517) on Form S-8, the
registration statements (Nos. 333-00701, 333-37231, 333-43625 and 33-36707)
on Form S-3, and the registration statements (Nos. 33-58573, 33-58933 and 333-42247) on Form S-4 of Fleet Financial Group, Inc. of our report dated January 15, 1998, relating to the consolidated balance sheets of Fleet Financial Group, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Current Report on Form 8-K of Fleet Financial Group, Inc. dated March 6, 1998.


                                       /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
March 6, 1998